CB&I Reports 2014 First Quarter Results

Backlog Grows to $30.7 Billion

THE WOODLANDS, Texas, April 23, 2014 /PRNewswire/ -- CB&I (NYSE: CBI) today reported adjusted net income for the first quarter of $94.4 million, or $0.87 per diluted share, excluding integration related costs of $8.1 million, or $0.05 per diluted share. First quarter GAAP net income was $89.0 million, or $0.82 per diluted share. Revenue for the first quarter was $2.9 billion, up from $2.3 billion, or 30 percent, over the comparable period. First quarter new awards totaled $5.8 billion, which resulted in a backlog of $30.7 billion.

"Over the past two quarters, CB&I has booked more than $11 billion in new awards, which includes $5.8 billion in the current quarter," said Philip K. Asherman, President and Chief Executive Officer. "These awards are diverse in size, value and geography and reflect our ability to continue to capitalize on our global end markets across each of our operating groups. Noteworthy awards in the quarter included Sempra's Cameron LNG facility; structural, mechanical and piping construction work for Chevron's Wheatstone LNG facility; FEED and ethylene technology for ORPIC's Liwa Plastics project; engineering and project management services for the development of the South Caucasus Pipeline Expansion; engineering and procurement of desulfurization units for the Mina Abdullah refinery; nuclear facility modifications; environmental monitoring; decommissioning and dismantlement of a nuclear reactor; pipe fabrication for a propane dehydrogenation unit for Enterprise; the licensing, engineering design and catalyst supply for three grassroots refinery units in China; as well as numerous additional strategic technology licensing and catalysts awards.

"CB&I's revenue and earnings also remain solid," continued Mr. Asherman. "Our earnings results for the quarter included $43 million for annual stock-based compensation expenses, or $0.27 per diluted share. Stock-based compensation expenses for the remainder of 2014 are expected to be approximately $8 million, or $0.05 per diluted share, per quarter."

Earnings Conference Call
CB&I will host a webcast on April 23 at 4 p.m. Central time (5 p.m. Eastern time) to discuss financial and operating results and answer questions from investors. The webcast will be available on the Investor Relations page of www.cbi.com.

About CB&I
CB&I (NYSE:CBI) is the most complete energy infrastructure focused company in the world and a major provider of government services. With 125 years of experience and the expertise of approximately 55,000 employees, CB&I provides reliable solutions while maintaining a relentless focus on safety and an uncompromising standard of quality. For more information, visit www.cbi.com.

Important Information For Investors And Shareholders

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases or expressions such as "achieve," "forecast," "plan," "propose," "strategy," "envision," "hope," "will," "continue," "potential," "expect," "believe," "anticipate," "project," "estimate," "predict," "intend," "should," "could," "may," "might" or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and "Forward-Looking Statements" described under "Risk Factors" in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2013, and any updates to those risk factors or "Forward-Looking Statements" included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

Chicago Bridge & Iron Company N.V.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months
	Ended March 31,
	2014	2013

Revenue	$ 2,928,132	$ 2,251,429
Cost of revenue	2,626,730	2,005,285
Gross profit	301,402	246,144
% of Revenue	10.3%	10.9%

Selling and administrative expense	119,167	93,968
% of Revenue	4.1%	4.2%

Intangibles amortization	16,234	9,188
Equity earnings	(4,165)	(4,485)
Other operating income, net	(384)	(297)
Acquisition and integration related costs	8,067	61,256
Income from operations	162,483	86,514
% of Revenue	5.5%	3.8%

Interest expense	(18,887)	(22,746)
Interest income	2,060	1,871
Income before taxes	145,656	65,639

Income tax expense	(42,910)	(22,767)
Net income	102,746	42,872

Less: Net income attributable to noncontrolling interests	(13,795)	(9,264)
Net income attributable to CB&I	$ 88,951	$ 33,608

Net income attributable to CB&I per share:
Basic	$ 0.83	$ 0.33
Diluted	$ 0.82	$ 0.32

Weighted average shares outstanding:
Basic	107,677	101,802
Diluted	109,113	103,507

Cash dividends on shares:
Amount	$ 7,559	$ 5,345
Per Share	$ 0.07	$ 0.05

Non-GAAP Supplemental Information
(amounts adjusted to exclude Shaw acquisition and integration related costs) (1)

Adjusted income from operations	$ 170,550	$ 147,770
Adjusted % of Revenue	5.8%	6.6%

Adjusted net income attributable to CB&I	$ 94,437	$ 84,856
Adjusted net income attributable to CB&I per share (diluted)	$ 0.87	$ 0.82

(1)

The exclusion of Shaw acquisition and integration related costs is a non-GAAP financial measure, which we believe provides users a better indication of our operating performance. See Reconciliation of Non-GAAP Supplemental Information table.

Chicago Bridge & Iron Company N.V.
Segment Information
(in thousands)

	Three Months Ended March 31,
	2014		2013

		% of		% of
NEW AWARDS (1)		Total		Total
Engineering, Construction and Maintenance (2)	$4,924,319	85%	$1,000,450	52%
Fabrication Services	493,974	8%	707,706	36%
Technology	100,201	2%	152,748	8%
Environmental Solutions (2)	278,995	5%	85,045	4%
Total	$5,797,489		$1,945,949

		% of		% of
REVENUE		Total		Total
Engineering, Construction and Maintenance (2)	$1,968,711	67%	$1,499,776	66%
Fabrication Services	630,408	22%	495,048	22%
Technology	144,076	5%	151,482	7%
Environmental Solutions (2)	184,937	6%	105,123	5%
Total	$2,928,132		$2,251,429

		% of		% of
INCOME FROM OPERATIONS		Revenue		Revenue
Engineering, Construction and Maintenance (2)	$ 88,778	4.5%	$ 66,533	4.4%
Fabrication Services	40,413	6.4%	45,024	9.1%
Technology	41,171	28.6%	35,542	23.5%
Environmental Solutions (2)	188	0.1%	671	0.6%
Total operating groups	$ 170,550	5.8%	$ 147,770	6.6%
Acquisition and integration related costs	(8,067)		(61,256)
Total	$ 162,483	5.5%	$ 86,514	3.8%

(1)	New awards represents the value of new project commitments received by the Company during a given period.

(2)

The 2013 results for a large engineering, procurement and construction project in the U.S. that was previously reported within our Environmental Solutions (formerly Government Solutions) operating group has been reclassified to our Engineering, Construction and Maintenance operating group to conform to its classification in 2014, reflecting the present management oversight for the project.

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2014	2013
ASSETS

Current assets	$ 3,387,947	$ 3,389,565
Equity investments	90,867	101,754
Property and equipment, net	780,122	788,797
Goodwill and other intangibles, net	4,837,257	4,854,191
Other non-current assets	237,883	255,286
Total assets	$ 9,334,076	$ 9,389,593

LIABILITIES AND SHAREHOLDERS' EQUITY

Current maturities of long-term debt and revolver borrowings	$ 434,754	$ 215,000
Other current liabilities	4,244,711	4,582,624
Long-term debt	1,600,000	1,625,000
Other non-current liabilities	439,493	459,531

Shareholders' equity	2,615,118	2,507,438
Total liabilities and shareholders' equity	$ 9,334,076	$ 9,389,593

Chicago Bridge & Iron Company N.V.
Condensed Consolidated Statements of Cash Flows and Other Financial Data
(in thousands)

	Three Months
	Ended March 31,
	2014	2013
CASH FLOWS

Cash flows from operating activities	$ (145,752)	$ (312,215)
Cash flows from investing activities	(22,026)	(1,752,351)
Cash flows from financing activities	152,250	1,821,239
Effect of exchange rate changes on cash and cash equivalents	15,189	(7,242)

Decrease in cash and cash equivalents	(339)	(250,569)
Cash and cash equivalents, beginning of the year	420,502	643,395
Cash and cash equivalents, end of the period	$ 420,163	$ 392,826

OTHER FINANCIAL DATA

Decrease (increase) in receivables, net	$ 111,885	$ (153,647)
Change in contracts in progress, net	(422,510)	(180,030)
Decrease (increase) in inventory	10,968	(4,302)
Decrease in accounts payable	(838)	(28,720)
Change in contract capital	$ (300,495)	$ (366,699)

Depreciation and amortization	$ 45,625	$ 28,637
Capital expenditures	$ 26,485	$ 14,932

	March 31, 2014	December 31, 2013
Backlog (1)	$ 30,680,626	$ 27,794,212

(1)	Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation.
Backlog may also fluctuate with currency movements.

Chicago Bridge & Iron Company N.V.
Reconciliation of Non-GAAP Supplemental Information
(in thousands, except per share data)

	Three Months
	Ended March 31,
	2014	2013

Adjusted income from operations

Income from operations	$162,483	$ 86,514
Acquisition and integration related costs	8,067	61,256
Adjusted income from operations	$170,550	$147,770
Adjusted % of Revenue	5.8%	6.6%

Adjusted net income attributable to CB&I

Net income attributable to CB&I	$ 88,951	$ 33,608
Acquisition and integration related costs, net of tax (1)	5,486	51,248
Adjusted net income attributable to CB&I	$ 94,437	$ 84,856

Adjusted net income attributable to CB&I per share

Net income attributable to CB&I	$ 0.82	$ 0.32
Acquisition and integration related costs, net of tax (1)	0.05	0.50
Adjusted net income attributable to CB&I	$ 0.87	$ 0.82

(1)

The three month period ended March 31, 2014, includes $8,067 of integration related costs, less the tax impact of $2,581. The per share amount for the three month period is based upon diluted weighted average shares of 109,113.

The three month period ended March 31, 2013, includes $61,256 of acquisition and integration related costs and $10,517 of acquisition related pre-closing financing costs and one-time financial commitments (both included in interest expense). These costs total $71,773 less the tax impact of $20,525. The per share amount for the three month period is based upon diluted weighted average shares of 103,507.

Logo - http://photos.prnewswire.com/prnh/20130430/DA04155LOGO

CONTACT: Media, www.cbi.com, Investors, Christi Thoms, +1 832 513 1200